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                                                                EXHIBIT 99.b


                        REPORT OF INDEPENDENT AUDITORS


The Board of Directors
  and Shareholders
Infrasonics, Inc.

We have audited the consolidated statements of operations, shareholders' equity and cash flows of Infrasonics, Inc. for the year ended June 30, 1995 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements of Infrasonics, Inc. referred to above present fairly, in all material respects, the consolidated results of its operations and its cash flows for the year ended June 30, 1995, in conformity with generally accepted accounting principles.


                                                /s/ Ernst & Young LLP


San Diego, California
July 19, 1995